EMPIRE STATE REALTY TRUST

SEPTEMBER 2025 **SUPPLEMENTAL OPERATING AND FINANCIAL DATA**

Third Quarter 2025

Forward-looking Statements
This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.
Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) increased costs due to tariffs or other economic factors; (iii) a failure of conditions or performance regarding any event or transaction described herein; (iv) resolution of legal proceedings involving the Company; (v) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (vi) changes in our business strategy; (vii) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xiii) decreased rental rates or increased vacancy rates; (xiv) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; (xviii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; (xix) our disclosure controls and internal control over financial reporting, including any material weakness; and (xx) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.
While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this presentation speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Third Quarter 2025
Supplemental Definitions

Funds From Operations
We compute Funds From Operations ("FFO") in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
Modified Funds From Operations
Modified Funds From Operations ("Modified FFO") adds back an adjustment for any below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.
Core Funds From Operations
Core Funds From Operations ("Core FFO") adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense and interest expense associated with property in receivership. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Core Funds Available for Distribution
In addition to Core FFO, we present Core Funds Available for Distribution ("Core FAD") by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses, amortization of loss on interest rate derivative and (ii) deducting straight-line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.
Net Operating Income and Property Cash NOI
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.
Same Store
In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end

Third Quarter 2025
Supplemental Definitions

of the latest period presented as “Same Store”. Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter, properties placed in receivership, and our multifamily properties. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property's NOI. As of September 30, 2025, Same Store excludes the North Sixth Street Collection, which comprised four acquisitions that occurred between September 2023 and June 2025, and First Stamford Place, Stamford, CT which was placed into receivership in May 2024 and title subsequently transferred to the lender in February 2025.
EBITDA and Adjusted EBITDA
We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of its financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and (gain) loss on disposition of property.
Net Debt to Adjusted EBITDA
We compute Net Debt to Adjusted EBITDA as the Company’s pro-rata share of gross debt less cash and cash equivalents divided by the Company’s pro-rata share of trailing twelve months Adjusted EBITDA. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

Third Quarter 2025

COMPANY PROFILE
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory, ranked the #1 Top Attraction in New York City for the fourth consecutive year in Tripadvisor’s 2025 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality.

BROAD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Steven J. Gilbert	Director, Lead Independent Director, Chair of the Compensation Committee
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
George L. W. Malkin	Director
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Thomas P. Durels	Executive Vice President, Real Estate
Steve Horn	Executive Vice President, Chief Financial Officer & Chief Accounting Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Seth Bergey	(212) 816-2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Ally Yaseen	(646) 582-9253	ayaseen@wolferesearch.com

Third Quarter 2025
Condensed Consolidated Balance Sheet
(unaudited and dollars in thousands)

Assets	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Commercial real estate properties, at cost	$3,940,755	$3,903,950	$3,825,422	$3,786,653	$3,667,687
Less: accumulated depreciation	(1,381,726)	(1,341,144)	(1,306,924)	(1,274,193)	(1,241,454)
Commercial real estate properties, net	2,559,029	2,562,806	2,518,498	2,512,460	2,426,233
Contract asset(1)	—	—	—	170,419	168,687
Cash and cash equivalents	154,113	94,643	187,823	385,465	421,896
Restricted cash	43,642	42,084	49,589	43,837	48,023
Tenant and other receivables	27,416	28,124	29,071	31,427	34,068
Deferred rent receivables	259,070	255,272	252,299	247,754	244,448
Prepaid expenses and other assets	58,679	85,083	64,233	101,852	81,758
Deferred costs, net	177,307	181,694	181,802	183,987	176,720
Acquired below-market ground leases, net	307,537	309,495	311,452	313,410	315,368
Right of use assets	28,007	28,070	28,134	28,197	28,257
Goodwill	491,479	491,479	491,479	491,479	491,479
Total assets	$4,106,279	$4,078,750	$4,114,380	$4,510,287	$4,436,937

Liabilities and Equity
Mortgage notes payable, net	$691,046	$691,440	$691,816	$692,176	$692,989
Senior unsecured notes, net	1,097,498	1,097,355	1,097,212	1,197,061	1,196,911
Unsecured term loan facility, net	268,959	268,883	268,807	268,731	268,655
Unsecured revolving credit facility	—	—	—	120,000	120,000
Debt associated with property in receivership	—	—	—	177,667	177,667
Accrued interest associated with property in receivership	—	—	—	5,433	3,511
Accounts payable and accrued expenses	111,732	104,315	135,298	132,016	81,443
Acquired below-market leases, net	15,875	17,081	18,306	19,497	14,702
Ground lease liabilities	28,007	28,070	28,134	28,197	28,257
Deferred revenue and other liabilities	64,191	55,343	61,888	62,639	70,766
Tenants' security deposits	30,751	27,015	27,044	24,908	24,715
Total liabilities	2,308,059	2,289,502	2,328,505	2,728,325	2,679,616
Total equity	1,798,220	1,789,248	1,785,875	1,781,962	1,757,321
Total liabilities and equity	$4,106,279	$4,078,750	$4,114,380	$4,510,287	$4,436,937
Note:
(1) This contract asset represents the amount of obligation which was released on February 5, 2025, upon the final resolution of the foreclosure process on First Stamford Place.

Third Quarter 2025
Condensed Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Revenues
Rental revenue (1)	$158,410	$153,540	$154,542	$155,127	$153,117
Observatory revenue	36,037	33,899	23,161	38,275	39,382
Lease termination fees	—	464	—	—	4,771
Third-party management and other fees	404	408	431	258	271
Other revenue and fees	2,879	2,939	1,932	3,942	2,058
Total revenues	197,730	191,250	180,066	197,602	199,599
Operating expenses
Property operating expenses	46,957	44,880	45,060	46,645	45,954
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	18,743	18,685	16,940	17,870	18,372
Observatory expenses	9,510	9,822	8,118	9,730	9,715
Real estate taxes	33,241	32,607	33,050	32,720	31,982
Depreciation and amortization	47,615	47,802	48,779	45,365	45,899
Total operating expenses	158,397	156,128	154,278	154,662	154,253
Total operating income	39,333	35,122	25,788	42,940	45,346
Other income (expense)
Interest income	1,146	1,867	3,786	5,068	6,960
Interest expense	(25,189)	(25,126)	(26,938)	(27,380)	(27,408)
Interest expense associated with property in receivership	—	—	(647)	(1,921)	(1,922)
Gain on disposition of property	—	—	13,170	1,237	1,262
Income before income taxes	15,290	11,863	15,159	19,944	24,238
Income tax (expense) benefit	(1,645)	(478)	619	(1,151)	(1,442)
Net income	13,645	11,385	15,778	18,793	22,796
Net income attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(4,610)	(3,815)	(5,508)	(6,575)	(8,205)
Private perpetual preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Net income attributable to common stockholders	$7,985	$6,519	$9,220	$11,168	$13,541

Weighted average common shares outstanding
Basic	169,250	168,368	167,181	166,671	164,880
Diluted	270,357	269,951	269,529	270,251	269,613

Earnings per share attributable to common stockholders
Basic	$0.05	$0.04	$0.06	$0.07	$0.08
Diluted	$0.05	$0.04	$0.05	$0.07	$0.08

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035
Note:
(1) The following table reflects the components of rental revenue:

	Three Months Ended
Rental Revenue	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Base rent	$136,371	$133,987	$136,096	$135,629	$132,492
Billed tenant expense reimbursement	22,039	19,553	18,446	19,498	20,625
Total rental revenue	$158,410	$153,540	$154,542	$155,127	$153,117
The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Third Quarter 2025
FFO, Modified FFO, Core FFO, Core FAD and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income to FFO, Modified FFO, and Core FFO	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net Income	$13,645	$11,385	$15,778	$18,793	$22,796
Preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Real estate depreciation and amortization	46,741	46,921	47,871	44,386	44,871
Gain on disposition of property	—	—	(13,170)	(1,237)	(1,262)
FFO attributable to common stockholders and the Operating Partnership	59,336	57,255	49,429	60,892	65,355
Amortization of below-market ground lease	1,957	1,958	1,958	1,958	1,958
Modified FFO attributable to common stockholders and the Operating Partnership	61,293	59,213	51,387	62,850	67,313
Interest expense associated with property in receivership	—	—	647	1,921	1,922
Core FFO attributable to common stockholders and the Operating Partnership	$61,293	$59,213	$52,034	$64,771	$69,235

Total weighted average shares and Operating Partnership units
Basic	266,963	266,899	267,073	264,798	264,787
Diluted	270,357	269,951	269,529	270,251	269,613

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.22	$0.21	$0.19	$0.23	$0.25
Diluted	$0.22	$0.21	$0.18	$0.23	$0.24

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.23	$0.22	$0.19	$0.24	$0.25
Diluted	$0.23	$0.22	$0.19	$0.23	$0.25

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.23	$0.22	$0.19	$0.24	$0.26
Diluted	$0.23	$0.22	$0.19	$0.24	$0.26

Reconciliation of Core FFO to Core FAD
Core FFO	$61,293	$59,213	$52,034	$64,771	$69,235
Add:
Amortization of deferred financing costs	1,082	1,080	1,094	1,099	1,110
Non-real estate depreciation and amortization	874	880	908	979	1,029
Amortization of non-cash compensation expense	6,484	6,900	4,980	6,107	5,752
Amortization of loss on interest rate derivative	1,385	1,386	1,386	1,386	1,386
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(5,832)	(4,913)	(6,407)	(5,044)	(3,082)
Corporate capital expenditures	(218)	(234)	(83)	(226)	(121)
Tenant improvements - second generation	(15,979)	(36,890)	(39,304)	(45,969)	(17,149)
Building improvements - second generation	(5,571)	(7,868)	(5,770)	(9,377)	(7,838)
Leasing commissions - second generation	(3,144)	(7,605)	(7,629)	(10,769)	(3,753)
Core FAD	$40,374	$11,949	$1,209	$2,957	$46,569

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$13,645	$11,385	$15,778	$18,793	$22,796
Interest expense	25,189	25,126	26,938	27,380	27,408
Interest expense associated with property in receivership	—	—	647	1,921	1,922
Income tax expense (benefit)	1,645	478	(619)	1,151	1,442
Depreciation and amortization	47,615	47,802	48,779	45,365	45,899
EBITDA	88,094	84,791	91,523	94,610	99,467
Gain on disposition of property	—	—	(13,170)	(1,237)	(1,262)
Adjusted EBITDA	$88,094	$84,791	$78,353	$93,373	$98,205

Third Quarter 2025
Highlights
(unaudited and dollars and shares in thousands, except per share amounts)

	Three Months Ended
Office and Retail Metrics:	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total rentable square footage(1)	8,603,750	8,611,559	8,617,292	8,616,284	8,592,481
Percent occupied (1)(2)	90.0%	89.2%	87.9%	88.6%	89.1%
Percent leased (1)(3)	92.6%	93.1%	92.5%	93.5%	93.4%

Same Store Property Cash Net Operating Income (NOI) - excluding lease termination fees:
Manhattan office portfolio	$64,715	$63,589	$61,548	$64,110	$65,069
Greater New York office portfolio	1,244	1,393	1,584	1,769	1,651
Retail portfolio	2,171	2,298	2,433	2,472	2,431
Total Same Store Property Cash NOI	$68,130	$67,280	$65,565	$68,351	$69,151

Multifamily Metrics:
Multifamily Cash NOI	$5,284	$5,173	$4,643	$4,168	$4,506
Total number of units	743	743	732	732	732
Percent occupied	98.6%	98.6%	99.0%	98.5%	96.8%

Observatory Metrics:
Observatory NOI	$26,527	$24,077	$15,043	$28,545	$29,667
Number of visitors (4)	648,000	629,000	428,000	718,000	727,000
Change in visitors year-over-year	(10.9)%	(2.9)%	(11.8)%	1.0%	(2.2)%

Ratios:
Debt to Total Market Capitalization (5)	48.2%	46.9%	47.8%	44.0%	42.3%
Net Debt to Total Market Capitalization (5)	46.3%	45.8%	45.4%	39.5%	37.5%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	50.3%	49.0%	49.8%	45.7%	44.0%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	48.5%	47.8%	47.5%	41.4%	39.3%
Debt to Adjusted EBITDA (6)	6.0x	5.8x	5.8x	6.4x	6.4x
Net Debt to Adjusted EBITDA (6)	5.6x	5.6x	5.2x	5.3x	5.2x
Core FFO Payout Ratio (7)	16%	16%	19%	15%	14%
Core FAD Payout Ratio	24%	82%	805%	324%	21%
Core FFO per share - diluted	$0.23	$0.22	$0.19	$0.24	$0.26
Diluted weighted average shares	270,357	269,951	269,529	270,251	269,613

Class A common stock price at quarter end	$7.66	$8.09	$7.82	$10.32	$11.08
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (8)	1.8%	1.7%	1.8%	1.4%	1.3%
Series 2014 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664

Class A common stock	168,970	168,301	167,094	166,405	165,507
Class B common stock (9)	972	975	976	978	981
Operating partnership units	108,674	109,308	110,662	106,768	107,664
Total common stock and operating partnership units outstanding (10)	278,616	278,584	278,732	274,151	274,152
Notes:
(1) Rentable square footage, occupied percentage, and leased percentage are updated to exclude approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment.
(2) Based on leases signed and commenced as of end of period. Added in the quarter ended December 31, 2024, for all comparative periods percent occupied excludes storage and broadcasting space.
(3) Represents occupancy and includes signed leases not commenced. Added in the quarter ended December 31, 2024, for all comparative periods percent leased excludes storage and broadcasting space.
(4) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5) Market capitalization represents the sum of (i) Company's common stock per share price as of September 30, 2025 multiplied by the total outstanding number of shares of common stock and operating partnership units as of September 30, 2025, (ii) the number of Series 2014 perpetual preferred units at September 30, 2025 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at September 30, 2025 multiplied by $13.52, and (iv) our outstanding indebtedness as of September 30, 2025.
(6) Calculated based on trailing 12 months Adjusted EBITDA. For the periods ended March 31, 2025, December 31, 2024, and September 30, 2024 excludes trailing 12 months Adjusted EBITDA of $2 million, $5 million, and $9 million, respectively, relating to First Stamford Place, Stamford CT, which was placed into receivership at the end of May 2024 and title subsequently transferred to the lender in February 2025.
(7) Represents the amount of Core FFO paid out in distributions.
(8) Based on the closing price per share of Class A common stock on September 30, 2025.
(9) We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continues to hold 49 OP units for every Class B share.
(10) Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Third Quarter 2025
Property Summary - Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended					Nine Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Same Store Portfolio(1)
Revenues	$148,211	$143,776	$143,916	$146,969	$145,501	$435,903	$426,411
Operating expenses	(77,041)	(74,612)	(74,891)	(76,317)	(75,596)	(226,544)	(215,844)
Same store property NOI	71,170	69,164	69,025	70,652	69,905	209,359	210,567
Straight-line rent	(4,387)	(3,213)	(4,831)	(3,782)	(2,184)	(12,431)	(7,289)
Above/below-market rent revenue amortization	(610)	(629)	(587)	(477)	(528)	(1,826)	(1,658)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,958	5,873	5,874
Total same store property cash NOI - excluding lease termination fees	$68,130	$67,280	$65,565	$68,351	$69,151	$200,975	$207,494

Percent change over prior year	(1.5)%	(5.9)%	(1.9)%	(2.9)%	5.2%	(3.1)%	4.6%

Total same store property cash NOI - excluding lease termination fees	$68,130	$67,280	$65,565	$68,351	$69,151	$200,975	$207,494
Lease termination fees	—	464	—	—	4,771	464	4,771
Total same store property cash NOI	$68,130	$67,744	$65,565	$68,351	$73,922	$201,439	$212,265

Same Store Manhattan Office(1),(2)
Revenues	$140,613	$136,543	$136,408	$139,380	$138,060	$413,564	$405,159
Operating expenses	(73,102)	(71,336)	(71,598)	(73,062)	(72,287)	(216,036)	(205,933)
Same store property NOI	67,511	65,207	64,810	66,318	65,773	197,528	199,226
Straight-line rent	(4,143)	(2,947)	(4,633)	(3,689)	(2,134)	(11,723)	(7,297)
Above/below-market rent revenue amortization	(610)	(629)	(587)	(477)	(528)	(1,826)	(1,658)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,958	5,873	5,874
Total same store property cash NOI - excluding lease termination fees	64,715	63,589	61,548	64,110	65,069	189,852	196,145
Lease termination fees	—	464	—	—	4,771	464	4,771
Total same store property cash NOI	$64,715	$64,053	$61,548	$64,110	$69,840	$190,316	$200,916

Same Store Greater New York Metropolitan Area Office(1)
Revenues	$3,516	$2,985	$3,154	$3,213	$3,060	$9,655	$9,223
Operating expenses	(2,214)	(1,551)	(1,606)	(1,572)	(1,612)	(5,371)	(4,862)
Same store property NOI	1,302	1,434	1,548	1,641	1,448	4,284	4,361
Straight-line rent	(58)	(41)	36	128	203	(63)	498
Above/below-market rent revenue amortization	—	—	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	1,244	1,393	1,584	1,769	1,651	4,221	4,859
Lease termination fees	—	—	—	—	—	—	—
Total same store property cash NOI	$1,244	$1,393	$1,584	$1,769	$1,651	$4,221	$4,859

Same Store Retail(1)
Revenues	$4,082	$4,248	$4,354	$4,376	$4,381	$12,684	$12,029
Operating expenses	(1,725)	(1,725)	(1,687)	(1,683)	(1,697)	(5,137)	(5,049)
Same store property NOI	2,357	2,523	2,667	2,693	2,684	7,547	6,980
Straight-line rent	(186)	(225)	(234)	(221)	(253)	(645)	(490)
Above/below-market rent revenue amortization	—	—	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	2,171	2,298	2,433	2,472	2,431	6,902	6,490
Lease termination fees	—	—	—	—	—	—	—
Total same store property cash NOI	$2,171	$2,298	$2,433	$2,472	$2,431	$6,902	$6,490
Notes:
(1) Revenues include the same-store portion of Rental revenue and Other revenue and fees. Operating expenses include the same-store portion of Property operating expenses, Ground rent expenses, and Real estate taxes.
(2) Includes 475,442 rentable square feet of retail space in the Company's nine Manhattan office properties.

Third Quarter 2025
Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Net income	$13,645	$11,385	$15,778	$18,793	$22,796	$40,808	$61,566
Add:
General and administrative expenses	18,743	18,685	16,940	17,870	18,372	54,368	52,364
Depreciation and amortization	47,615	47,802	48,779	45,365	45,899	144,196	139,453
Interest expense	25,189	25,126	26,938	27,380	27,408	77,253	77,859
Interest expense associated with property in receivership	—	—	647	1,921	1,922	647	2,550
Loss on early extinguishment of debt	—	—	—	—	—	—	553
Income tax expense (benefit)	1,645	478	(619)	1,151	1,442	1,504	1,537
Less:
Gain on disposition of property	—	—	(13,170)	(1,237)	(1,262)	(13,170)	(12,065)
Third-party management and other fees	(404)	(408)	(431)	(258)	(271)	(1,243)	(912)
Interest income	(1,146)	(1,867)	(3,786)	(5,068)	(6,960)	(6,799)	(16,230)
Net operating income	105,287	101,201	91,076	105,917	109,346	297,564	306,675
Straight-line rent	(4,688)	(3,748)	(5,283)	(4,045)	(2,277)	(13,719)	(7,238)
Above/below-market rent revenue amortization	(821)	(840)	(798)	(674)	(476)	(2,459)	(1,503)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,958	5,873	5,874
Total cash NOI - including Observatory and lease termination fees	101,735	98,571	86,953	103,156	108,551	287,259	303,808
Less: Observatory NOI	(26,527)	(24,077)	(15,043)	(28,545)	(29,667)	(65,647)	(70,998)
Less: cash NOI from non-Same Store properties	(7,078)	(6,750)	(6,345)	(6,260)	(4,962)	(20,173)	(20,545)
Total Same Store property cash NOI - including lease termination fees	68,130	67,744	65,565	68,351	73,922	201,439	212,265
Less: Lease termination fees	—	(464)	—	—	(4,771)	(464)	(4,771)
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$68,130	$67,280	$65,565	$68,351	$69,151	$200,975	$207,494

Multifamily NOI
Revenues	$10,080	$9,846	$9,646	$9,322	$9,140	$29,572	$26,773
Operating expenses	(4,786)	(4,665)	(4,993)	(5,145)	(4,623)	(14,444)	(13,410)
NOI	5,294	5,181	4,653	4,177	4,517	15,128	13,363
Straight-line rent	(68)	(67)	(67)	(67)	(69)	(202)	(280)
Above/below-market rent revenue amortization	58	59	57	58	58	174	173
Cash NOI	$5,284	$5,173	$4,643	$4,168	$4,506	$15,100	$13,256

Third Quarter 2025
Property Summary - Leasing Activity by Quarter
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total Office and Retail Portfolio(1)
Total leases executed	16	22	20	20	31
Weighted average lease term	8.1 years	9.9 years	8.4 years	8.0 years	7.0 years
Average free rent period	6.0 months	7.6 months	7.8 months	5.7 months	5.2 months

Office
Total square footage executed	71,859	221,776	229,367	378,913	291,418
Average starting cash rent psf - leases executed	$69.97	$71.21	$66.43	$78.40	$70.11
Previously escalated cash rents psf	$67.33	$63.50	$60.63	$71.03	$68.34
Percentage of new cash rent over previously escalated rents	3.9%	12.1%	9.6%	10.4%	2.6%

Retail
Total square footage executed	16,021	10,332	1,181	—	12,792
Average starting cash rent psf - leases executed	$128.33	$268.92	$193.00	$—	$203.88
Previously escalated cash rents psf	$145.48	$316.28	$183.74	$—	$332.35
Percentage of new cash rent over previously escalated rents	(11.8)%	(15.0)%	5.0%	—	(38.7)%

Total Office and Retail Portfolio
Total square footage executed	87,880	232,108	230,548	378,913	304,210
Average starting cash rent psf - leases executed	$80.61	$80.01	$67.08	$78.40	$75.74
Previously escalated cash rents psf	$81.57	$74.75	$61.27	$71.03	$79.44
Percentage of new cash rent over previously escalated rents	(1.2)%	7.0%	9.5%	10.4%	(4.7)%

Leasing commission costs per square foot	$33.24	$31.62	$22.39	$21.73	$19.67
Tenant improvement costs per square foot	59.60	86.85	47.92	49.46	42.90
Total LC and TI per square foot(2)	$92.84	$118.47	$70.31	$71.19	$62.57
Total LC and TI per square foot per year of weighted average lease term	$11.48	$11.93	$8.34	$8.89	$8.94
Occupancy(3),(4)	90.0%	89.2%	87.9%	88.6%	89.1%

Manhattan Office Portfolio
Total leases executed	14	18	18	18	25

Office - New Leases
Total square footage executed	26,430	202,499	43,184	184,258	130,688
Average starting cash rent psf - leases executed	$68.56	$72.28	$69.13	$71.07	$66.07
Previously escalated cash rents psf	$67.69	$63.11	$66.77	$59.54	$63.21
Percentage of new cash rent over previously escalated rents	1.3%	14.5%	3.5%	19.4%	4.5%

Office - Renewal Leases(1)
Current Renewals	30,907	19,277	177,328	10,178	53,622
Early Renewals	14,522	—	—	172,286	105,019
Total square footage executed	45,429	19,277	177,328	182,464	158,641
Average starting cash rent psf - leases executed	$70.80	$59.97	$66.62	$86.98	$73.11
Previously escalated cash rents psf	$67.11	$67.51	$59.35	$83.14	$72.24
Percentage of new cash rent over previously escalated rents	5.5%	(11.2)%	12.3%	4.6%	1.2%

Total Manhattan Office Portfolio
Total square footage executed	71,859	221,776	220,512	366,722	289,329
Average starting cash rent psf - leases executed	$69.97	$71.21	$67.11	$78.99	$69.93
Previously escalated cash rents psf	$67.33	$63.50	$60.80	$71.28	$68.16
Percentage of new cash rent over previously escalated rents	3.9%	12.1%	10.4%	10.8%	2.6%

Leasing commission costs per square foot	$20.16	$28.97	$22.47	$21.85	$17.40
Tenant improvement costs per square foot	47.79	89.60	49.50	47.96	42.82
Total LC and TI per square foot(2)	$67.95	$118.57	$71.97	$69.81	$60.22
Total LC and TI per square foot per year of weighted average lease term	$10.76	$11.79	$8.41	$8.66	$8.67
Occupancy(3)	90.3%	89.5%	88.1%	89.0%	89.6%
(Table continued on next page)

Third Quarter 2025
Property Summary - Leasing Activity by Quarter - (Continued)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Retail Portfolio
Total leases executed	2	4	1	—	5
Total square footage executed	16,021	10,332	1,181	—	12,792
Average starting cash rent psf - leases executed	$128.33	$268.92	$193.00	$—	$203.88
Previously escalated cash rents psf	$145.48	$316.28	$183.74	$—	$332.35
Percentage of new cash rent over previously escalated rents	(11.8)%	(15.0)%	5.0%	—	(38.7)%

Leasing commission costs per square foot	$91.92	$88.59	$63.04	$—	$74.25
Tenant improvement costs per square foot	112.59	27.88	—	—	51.72
Total LC and TI per square foot(2)	$204.51	$116.47	$63.04	$—	$125.97
Total LC and TI per square foot per year of weighted average lease term	$12.74	$16.15	$6.25	$—	$14.73
Occupancy(3),(4)	92.8%	91.7%	91.2%	90.4%	91.1%

Multifamily Portfolio
Percent occupied	98.6%	98.6%	99.0%	98.5%	96.8%
Total number of units	743	743	732	732	732
Notes:
(1) Early Renewals include leases which were signed over two years prior to the lease expiration.
(2) Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they are paid.
(3) All occupancy rates exclude broadcasting and storage space.
(4) Excludes approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment.

Third Quarter 2025
Commercial Property Detail
(unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2),(3)	Percent Leased (3),(4)	Annualized Rent (5)	Annualized Rent per Occupied Square Foot (6)	Number of Leases (7)
Office - Manhattan
The Empire State Building	Penn Station -Times Sq. South	2,711,335	91.3%	95.9%	$169,632,539	$69.15	144
One Grand Central Place	Grand Central	1,224,687	87.2%	93.7%	68,290,259	64.18	124
1400 Broadway (8)	Penn Station -Times Sq. South	917,281	94.5%	94.5%	54,992,292	63.50	18
111 West 33rd Street (9)	Penn Station -Times Sq. South	639,595	94.3%	94.3%	42,729,471	70.87	22
250 West 57th Street	Columbus Circle - West Side	476,831	82.9%	82.9%	28,114,437	71.24	29
1359 Broadway	Penn Station -Times Sq. South	456,634	86.0%	86.0%	23,469,839	59.79	28
501 Seventh Avenue	Penn Station -Times Sq. South	455,432	89.2%	89.2%	22,538,410	55.52	15
1350 Broadway (10)	Penn Station -Times Sq. South	384,128	93.6%	95.4%	22,757,995	63.53	48
1333 Broadway	Penn Station -Times Sq. South	297,126	89.8%	89.8%	15,462,025	57.97	11
Office - Manhattan		7,563,049	90.3%	93.1%	447,987,267	65.84	439

Office - Greater New York Metropolitan Area
Metro Center	Stamford, CT	282,176	72.3%	72.3%	11,903,524	58.36	20
Office - Greater New York Metropolitan Area		282,176	72.3%	72.3%	11,903,524	58.36	20

Total/Weighted Average Office Properties		7,845,225	89.7%	92.4%	459,890,791	65.62	459

Retail Properties
112 West 34th Street (9)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	25,256,270	271.41	4
The Empire State Building	Penn Station -Times Sq. South	88,143	79.0%	79.0%	8,064,475	115.80	12
North Sixth Street Collection (11)	Williamsburg - Brooklyn	87,355	91.2%	91.2%	11,300,830	141.82	16
One Grand Central Place	Grand Central	70,810	79.6%	100.0%	6,916,328	122.67	11
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,305,521	153.81	4
250 West 57th Street	Columbus Circle - West Side	63,443	93.2%	93.2%	8,608,308	145.65	6
1542 Third Avenue	Upper East Side	58,161	100.0%	100.0%	3,093,298	53.19	4
10 Union Square	Union Square	58,049	88.2%	88.2%	7,962,960	155.51	8
1359 Broadway	Penn Station -Times Sq. South	29,247	99.4%	99.4%	2,250,533	77.39	5
1010 Third Avenue	Upper East Side	28,243	100.0%	100.0%	3,077,783	108.98	1
501 Seventh Avenue	Penn Station -Times Sq. South	27,213	89.4%	89.4%	1,592,710	65.48	8
77 West 55th Street	Midtown	25,388	100.0%	100.0%	2,112,538	83.21	3
1350 Broadway (10)	Penn Station -Times Sq. South	19,511	100.0%	100.0%	4,140,068	212.19	6
1400 Broadway (8)	Penn Station -Times Sq. South	17,017	100.0%	100.0%	2,078,326	122.13	7
561 10th Avenue	Hudson Yards	11,822	100.0%	100.0%	1,626,620	137.59	2
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,986,316	191.64	1
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	261,359	70.64	1
Total/Weighted Average Retail Properties		758,525	92.8%	94.7%	100,634,243	143.01	99

Portfolio Total		8,603,750	90.0%	92.6%	$560,525,034	$72.68	558
Notes:
(1) Excludes (i) 201,165 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(2) Based on leases signed and commenced as of September 30, 2025.
(3) Percent occupied and percent leased exclude 110,918 rentable square feet of broadcasting and storage space.
(4) Includes occupied space plus leases signed but not commenced as of September 30, 2025.
(5) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6) Represents annualized rent under leases commenced as of September 30, 2025 divided by occupied square feet.
(7) Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(8) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 38 years (expiring December 31, 2063).
(9) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 52 years (expiring June 10, 2077).
(10) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 25 years (expiring July 31, 2050).
(11) Excludes approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment.

Third Quarter 2025
Total Portfolio Expirations and Vacates Summary
(unaudited and in square feet)

	Actual	Forecast (1)					Forecast (1)
	Three Months Ended
Total Office and Retail Portfolio (2)	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	December 31, 2026	Full Year 2026
Total expirations	59,360	186,516	143,591	32,122	109,224	227,041	511,978
Less: broadcasting	(511)	(906)	—	—	(511)	—	(511)
Office and retail expirations	58,849	185,610	143,591	32,122	108,713	227,041	511,467

Renewals & relocations (3)	15,615	13,046	50,806	3,859	42,024	12,539	109,228
New leases (4)	—	133,458	11,455	—	—	16,321	27,776
Vacates (5)	43,234	38,753	73,588	28,263	52,868	133,066	287,785
Unknown (6)	—	353	7,742	—	13,821	65,115	86,678
Total Office and Retail Portfolio expirations and vacates	58,849	185,610	143,591	32,122	108,713	227,041	511,467

Manhattan Office Portfolio
Total expirations	54,281	185,049	138,153	32,122	74,305	176,993	421,573
Less: broadcasting	(511)	(906)	—	—	(511)	—	(511)
Office and retail expirations	53,770	184,143	138,153	32,122	73,794	176,993	421,062

Renewals & relocations (3)	15,615	13,046	50,806	3,859	41,533	10,868	107,066
New leases (4)	—	133,458	11,455	—	—	16,321	27,776
Vacates (5)	38,155	37,639	68,150	28,263	18,440	133,066	247,919
Unknown (6)	—	—	7,742	—	13,821	16,738	38,301
Total expirations and vacates	53,770	184,143	138,153	32,122	73,794	176,993	421,062

Greater New York Metropolitan Area Office Portfolio
Office expirations	5,079	—	—	—	23,268	—	23,268

Renewals & relocations (3)	—	—	—	—	—	—	—
New leases (4)	—	—	—	—	—	—	—
Vacates (5)	5,079	—	—	—	23,268	—	23,268
Unknown (6)	—	—	—	—	—	—	—
Total expirations and vacates	5,079	—	—	—	23,268	—	23,268

Retail Portfolio
Office expirations	—	1,467	5,438	—	11,651	50,048	67,137

Renewals & relocations (3)	—	—	—	—	491	1,671	2,162
New leases (4)	—	—	—	—	—	—	—
Vacates (5)	—	1,114	5,438	—	11,160	—	16,598
Unknown (6)	—	353	—	—	—	48,377	48,377
Total expirations and vacates	—	1,467	5,438	—	11,651	50,048	67,137
Notes:
(1) These forecasts, which are subject to change, are based on management's current expectations, including, among other things, discussions with and other information provided by tenants as well as management's analyses of past historical trends.
(2) Any lease on month to month or short-term will re-appear in "Actual" in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. "Forecast" avoids double counting.
(3) For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2025 and 2026; and tenants who move within a building or within the Company's portfolio.
(4) For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.
(5) For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants' existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.
(6) For forecasted periods, "Unknown" represents tenants whose intentions are unknown.

Third Quarter 2025
Tenant Lease Expirations
(unaudited)

Total Office and Retail Lease Expirations	Number of Leases Expiring(1)	Rentable Square Feet Expiring(2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent(3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	670,147	7.8%	$—	—%	$—
Signed leases not commenced	15	221,593	2.6%	—	—%	—
3Q 2025(4)	5	19,423	0.2%	1,239,070	0.2%	63.79
4Q 2025	15	185,590	2.2%	12,120,435	2.2%	65.31
Total 2025	20	205,013	2.4%	13,359,505	2.4%	65.16
1Q 2026	14	143,591	1.7%	8,918,368	1.6%	62.11
2Q 2026	7	32,122	0.4%	1,993,327	0.4%	62.05
3Q 2026	19	109,224	1.3%	6,805,024	1.2%	62.30
4Q 2026	21	227,041	2.6%	12,175,916	2.2%	53.63
Total 2026	61	511,978	6.0%	29,892,635	5.4%	58.39
2027	87	707,766	8.2%	47,950,004	8.6%	67.75
2028	62	868,524	10.1%	52,901,567	9.4%	60.91
2029	67	790,106	9.2%	68,389,913	12.2%	86.56
2030	61	786,711	9.1%	59,638,049	10.6%	75.81
2031	38	250,288	2.9%	27,699,144	4.9%	110.67
2032	31	388,724	4.5%	29,373,989	5.2%	75.57
2033	37	326,415	3.8%	24,682,056	4.4%	75.62
2034	23	370,764	4.3%	27,764,941	5.0%	74.89
2035	25	473,508	5.5%	32,929,648	5.9%	69.54
Thereafter	46	2,032,213	23.6%	145,943,583	26.0%	71.82
Total	573	8,603,750	100.0%	$560,525,034	100.0%	$72.68

Manhattan Office Properties(5)
Available	—	551,507	7.3%	$—	—%	$—
Signed leases not commenced	14	207,163	2.7%	—	—%	—
3Q 2025(4)	5	19,423	0.3%	1,239,070	0.3%	63.79
4Q 2025	13	184,123	2.4%	12,005,811	2.7%	65.21
Total 2025	18	203,546	2.7%	13,244,881	3.0%	65.07
1Q 2026	13	138,153	1.8%	8,518,368	1.9%	61.66
2Q 2026	7	32,122	0.4%	1,993,327	0.4%	62.05
3Q 2026	15	74,305	1.0%	4,539,380	1.0%	61.09
4Q 2026	19	176,993	2.3%	10,988,835	2.5%	62.09
Total 2026	54	421,573	5.5%	26,039,910	5.8%	61.77
2027	77	626,215	8.3%	38,508,279	8.6%	61.49
2028	56	845,634	11.2%	50,422,065	11.3%	59.63
2029	53	653,047	8.6%	43,151,129	9.6%	66.08
2030	44	666,742	8.8%	45,163,387	10.1%	67.74
2031	26	160,544	2.1%	11,716,975	2.6%	72.98
2032	23	344,120	4.6%	25,219,550	5.6%	73.29
2033	22	218,722	2.9%	14,083,014	3.1%	64.39
2034	16	343,694	4.5%	24,196,728	5.4%	70.40
2035	20	458,489	6.1%	31,420,015	7.0%	68.53
Thereafter	30	1,862,053	24.7%	124,821,334	27.9%	67.03
Total Manhattan office properties	453	7,563,049	100.0%	$447,987,267	100.0%	$65.84
(Table continued on next page)

Third Quarter 2025
Tenant Lease Expirations
(unaudited)

Greater New York Metropolitan Area Office Portfolio	Number of Leases Expiring(1)	Rentable Square Feet Expiring(2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent(3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	78,226	27.7%	$—	—%	$—
Signed leases not commenced	—	—	—%	—	—%	—
3Q 2025(4)	—	—	—%	—	—%	—
4Q 2025	—	—	—%	—	—%	—
Total 2025	—	—	—%	—	—%	—
1Q 2026	—	—	—%	—	—%	—
2Q 2026	—	—	—%	—	—%	—
3Q 2026	1	23,268	8.2%	1,471,503	12.4%	63.24
4Q 2026	—	—	—%	—	—%	—
Total 2026	1	23,268	8.2%	1,471,503	12.4%	63.24
2027	4	21,546	7.6%	1,264,659	10.6%	58.70
2028	2	11,480	4.1%	662,232	5.6%	57.69
2029	3	12,208	4.3%	731,372	6.1%	59.91
2030	5	42,827	15.2%	2,525,635	21.2%	58.97
2031	1	15,030	5.3%	879,672	7.4%	58.53
2032(6)	2	7,281	2.6%	381,961	3.2%	52.46
2033	1	63,173	22.4%	3,618,934	30.4%	57.29
2034	—	—	—%	—	—%	—
2035	1	7,137	2.6%	367,556	3.1%	51.50
Thereafter	—	—	—%	—	—%	—
Total greater New York metropolitan area office portfolio	20	282,176	100.0%	$11,903,524	100.0%	$58.36

Retail Properties
Available	—	40,414	5.3%	$—	—%	$—
Signed leases not commenced	1	14,430	1.9%	—	—%	—
3Q 2025(4)	—	—	—%	—	—%	—
4Q 2025	2	1,467	0.2%	114,624	0.1%	78.13
Total 2025	2	1,467	0.2%	114,624	0.1%	78.13
1Q 2026	1	5,438	0.7%	400,000	0.4%	73.56
2Q 2026	—	—	—%	—	—%	—
3Q 2026	3	11,651	1.5%	794,141	0.8%	68.16
4Q 2026	2	50,048	6.6%	1,187,081	1.2%	23.72
Total 2026	6	67,137	8.8%	2,381,222	2.4%	35.47
2027	6	60,005	7.9%	8,177,066	8.1%	136.27
2028	4	11,410	1.5%	1,817,270	1.8%	159.27
2029	11	124,851	16.5%	24,507,412	24.4%	196.29
2030	12	77,142	10.2%	11,949,027	11.9%	154.90
2031	11	74,714	9.8%	15,102,497	15.0%	202.14
2032	6	37,323	4.9%	3,772,478	3.7%	101.08
2033	14	44,520	5.9%	6,980,108	6.9%	156.79
2034	7	27,070	3.6%	3,568,213	3.5%	131.81
2035	4	7,882	1.0%	1,142,077	1.1%	144.90
Thereafter	16	170,160	22.5%	21,122,249	21.1%	124.13
Total retail properties	100	758,525	100.0%	$100,634,243	100.0%	$143.01
Notes:
(1) If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2) Excludes (i) 201,165 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, (iii) square footage related to the Company's residential units, and (iv) approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment.
(3) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4) Represents leases that are included in occupancy as of September 30, 2025 and expire on September 30, 2025.
(5) Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and Observatory operations.
(6) Includes a telecom lease with no square footage.

Third Quarter 2025
20 Largest Tenants and Portfolio Tenant Diversification by Industry
(unaudited)

20 Largest Tenants		Property	Lease Expiration(1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet(3)	Percent of Portfolio Rentable Square Feet(4)	Annualized Rent(5)	Percent of Portfolio Annualized Rent(6)
1.	LinkedIn(7)	Empire State Building	Feb. 2026 - Aug. 2036	10.1 years	423,544	5.00%	$31,179,290	5.56%
2.	Flagstar Bank	1400 Broadway	Aug. 2039	13.9 years	313,109	3.70%	19,636,148	3.50%
3.	Centric Brands Inc.	Empire State Building	Oct. 2028	3.1 years	252,929	3.00%	14,255,159	2.54%
4.	PVH Corp.(8)	501 Seventh Avenue	Jan. 2026 - Oct. 2028	2.4 years	237,281	2.80%	13,455,701	2.40%
5.	Institutional Capital Network, Inc.(9)	One Grand Central Place	Nov. 2027 - Dec. 2041	15.3 years	154,050	1.80%	11,004,747	1.96%
6.	Burlington Merchandising Corporation	1400 Broadway	Dec. 2041	16.3 years	170,763	2.00%	10,754,111	1.92%
7.	Sephora USA, Inc.	112 West 34th Street	Jan. 2029	3.3 years	11,334	0.10%	10,575,900	1.89%
8.	Target Corporation	112 West 34th St., 10 Union Sq.	Jan. 2038	12.3 years	81,340	1.00%	9,578,241	1.71%
9.	Macy's	111 West 33rd Street	May 2030	4.7 years	131,117	1.50%	9,520,794	1.70%
10.	Coty Inc.	Empire State Building	Jan. 2030	4.3 years	157,892	1.90%	9,422,377	1.68%
11.	URBAN OUTFITTERS	1333 Broadway	Sep. 2029	4.0 years	56,730	0.70%	8,287,997	1.48%
12.	Li & Fung(10)	1359 Broadway, ESB	Oct. 2027 - Oct. 2028	2.8 years	149,061	1.80%	8,230,130	1.47%
13.	Foot Locker, Inc.	112 West 34th Street	Sep. 2031	6.0 years	34,192	0.40%	7,873,484	1.40%
14.	FDIC(11)	Empire State Building	Dec. 2025	0.3 years	119,226	1.40%	7,823,959	1.40%
15.	Shutterstock, Inc.	Empire State Building	Apr. 2029	3.6 years	108,937	1.30%	7,617,570	1.36%
16.	Fragomen	1400 Broadway	Feb. 2035	9.4 years	107,680	1.30%	7,118,080	1.27%
17.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	4.2 years	86,492	1.00%	6,549,061	1.17%
18.	ASCAP	250 West 57th Street	Aug. 2034	8.9 years	87,943	1.00%	6,476,281	1.16%
19.	HNTB Corporation	Empire State Building	Sep. 2034	9.0 years	78,361	0.90%	5,683,260	1.01%
20.	Kohl's Department Stores, Inc.	1400 Broadway	May 2029	3.7 years	91,775	1.10%	5,181,788	0.92%
	Total				2,853,756	33.70%	$210,224,078	37.50%
Notes:
(1) Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2) Represents the weighted average lease term based on annualized rent.
(3) Based on leases signed and commenced as of September 30, 2025.
(4) Represents the percentage of rentable square feet of the Company's office and retail portfolios in the aggregate.
(5) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6) Represents the percentage of annualized rent of the Company's office and retail portfolios in the aggregate.
(7) Includes 40,781 square feet of expiries by December 31, 2027, none of which has been re-leased as of September 30, 2025.
(8) Includes 50,560 square feet of expiries by December 31, 2027, none of which has been re-leased as of September 30, 2025.
(9) Includes 12,826 square feet of expiries by December 31, 2027, which is temporary space that will be replaced with a 39,610 square feet full floor expansion that is anticipated to commence on June 1, 2028.
(10) Includes 45,598 square feet of expiries at 1359 Broadway by December 31, 2027, of which 24,212 square feet has been pre-leased to a different tenant and is anticipated to commence on November 1, 2027.
(11) Tenant’s 119,226 square feet has been pre-leased with an estimated move-in date of November 1, 2026.
Portfolio Tenant Diversification by Industry (based on annualized rent)

Finance, Insurance, Real Estate 14.7%
Professional Services 9.2%
Retail 18.2%
Technology, media and advertising 16.8%
Legal Services 5.8%
Non-profit 4.6%
Arts & Entertainment 3.4%
Government entity 2.3%
Broadcast 1.0%
Healthcare 2.0%
Other 2.7%
Consumer Goods 19.3%

Third Quarter 2025
Initial Cash Rent Contributing to Cash NOI, Capital Expenditures and Redevelopment Program
(unaudited and dollars in thousands)

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced

	Square	Initial Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
Expected Cash Commencement	Feet	Cash Rent	2025	2026	2027	2028	2029
Fourth quarter 2025	107,879	$8,232	$933	$8,232	$8,232	$8,129	$7,986
First quarter 2026	54,441	4,769	—	4,217	4,769	4,769	4,769
Second quarter 2026	145,893	10,571	—	6,619	10,571	10,571	10,571
Third quarter 2026	111,333	7,289	—	3,231	7,289	7,289	7,289
Fourth quarter 2026	132,369	8,535	—	857	8,535	8,535	8,535
First quarter 2027	94,358	7,535	—	—	6,867	7,535	7,535
Second quarter 2027	51,726	3,799	—	—	2,791	3,799	3,799
Third quarter 2027	14,430	1,750	—	—	580	1,750	1,750
Fourth quarter 2027	13,943	1,115	—	—	277	1,115	1,115
First quarter 2028	34,162	2,462	—	—	—	2,404	2,462
Third quarter 2028	24,212	1,453	—	—	—	481	1,453
First quarter 2029	39,610	3,093	—	—	—	—	2,585
Second quarter 2029	25,212	1,575	—	—	—	—	918
	849,568	$62,178	$933	$23,156	$49,911	$56,377	$60,767

	Incremental Annual	Initial Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
3Q 2025	Cash Rent (1)	Cash Rent	2025	2026	2027	2028	2029
Commenced leases in free rent period	$26,611	$36,138	$904	$21,496	$36,138	$36,035	$35,892
Signed leases not commenced	18,941	26,040	29	1,660	13,773	20,342	24,875
	$45,552	$62,178	$933	$23,156	$49,911	$56,377	$60,767

	Three Months Ended
Capital expenditures	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Tenant improvements - first generation	$29	$39	$174	$2,744	$—
Tenant improvements - second generation (2)	15,979	36,890	39,304	45,969	17,149
Leasing commissions - first generation	—	—	—	98	138
Leasing commissions - second generation	3,144	7,605	7,629	10,769	3,753
Building improvements - first generation	1,094	236	—	180	128
Building improvements - second generation	5,571	7,868	5,770	9,377	7,838
Non-recurring capital improvements	14,495	8,934	2,910	14,420	2,825
Total	$40,312	$61,572	$55,787	$83,557	$31,831
Notes:
(1) Reflects initial annual cash rent less annual cash rent from existing tenant in the space.
(2) The period ended December 31, 2024 includes a tenant improvement allowance of approximately $23.5 million related to certain leases signed in 2018 and 2021.

Third Quarter 2025
Observatory Summary
(unaudited and dollars in thousands)

	Twelve Months to Date	Three Months Ended
Observatory NOI		September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Observatory revenue (1)	$131,372	$36,037	$33,899	$23,161	$38,275	$39,382
Observatory expenses	37,180	9,510	9,822	8,118	9,730	9,715
NOI	94,192	26,527	24,077	15,043	28,545	29,667
Intercompany rent expense (2)	78,980	20,185	20,666	15,160	22,969	23,461
NOI after intercompany rent	$15,212	$6,342	$3,411	$(117)	$5,576	$6,206

Observatory Metrics
Number of visitors (3)		648,000	629,000	428,000	718,000	727,000
Change in visitors year over year		(10.9)%	(2.9)%	(11.8)%	1.0%	(2.2)%
Number of bad weather days ("BWD") (4)		6	21	13	8	8
Notes:
(1) Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, the fixed license fee was $1,904, $1,904, $1,904, $1,855 and $1,855, respectively.
(2) The Observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4) The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.
Annual Observatory NOI 2018 to 2024
Notes:
(1) The 102nd floor Observatory was closed for approximately nine months in 2019 for renovations.
(2) Due to the COVID-19 pandemic, the Observatory was closed on March 16, 2020. The 86th floor Observatory reopened on July 20, 2020 and the 102nd floor Observatory reopened on August 24, 2020.

Third Quarter 2025
Debt Summary
(unaudited and dollars in thousands)

	September 30, 2025
		Weighted Average
Debt Summary	Balance	Interest Rate (1)	Maturity (Years)
Mortgage debt	$701,554	3.64%	5.5
Senior unsecured notes (2)	1,100,000	4.76%	4.9
Unsecured term loan facilities (3)	270,000	4.43%	2.0
Total fixed rate debt	2,071,554	4.34%	4.8
Unsecured term loan facilities (4)	—	—	—
Unsecured revolving credit facility	—	—	—
Total variable rate debt	—	—	—
Total debt	2,071,554	4.34%	4.8
Deferred financing costs, net	(8,453)
Debt discount	(5,598)
Total	$2,057,503

Available Capacity	Facility	Outstanding at September 30, 2025	Letters of Credit	Available Capacity
Unsecured revolving credit facility (5)	$620,000	$—	$—	$620,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage (6)	< 60%	32.1%	Yes
Maximum Secured Leverage (7)	< 40%	11.7%	Yes
Minimum Fixed Charge Coverage	> 1.50x	3.1x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	4.9x	Yes
Maximum Unsecured Leverage (8)	< 60%	25.2%	Yes
Notes:
(1) These reflect the weighted average interest rates comprised of either the fixed coupon of the debt or the rate which are fixed under variable to fixed interest rate swap agreements.
(2) In October, the Company entered into a note purchase agreement to issue $175 million of senior unsecured notes in a private placement transaction at a fixed rate of 5.47% that matures in 2031. The private placement is scheduled to fund on December 18, 2025.
(3) SOFR is fixed at 2.56% for $175 million through maturity and 3.31% for $95 million through maturity.
(4) As of September 30, 2025, each of our unsecured term loan facilities are fixed under variable to fixed interest rate swap agreements.
(5) This unsecured revolving credit facility matures in March 2029, inclusive of two additional six-month extension options.
(6) Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.
(7) Represents the ratio of secured indebtedness to total asset value as determined in accordance with the credit facility agreement.
(8) Represents the ratio of unsecured indebtedness to unencumbered asset value as determined in accordance with the credit facility agreement.

Third Quarter 2025
Debt Detail
(unaudited and dollars in thousands)

	Stated Interest Rate (%)	Principal Balance	Maturity Date	Amortization
10 Union Square	3.70%	$50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	30,000	5/1/2027	Interest only
1010 Third Avenue & 77 West 55th St.	4.01%	33,343	1/5/2028	30 years
Metro Center	3.59%	71,600	11/5/2029	Interest only
250 West 57th Street	2.83%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	43,600	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	5,907	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	114,500	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	12,604	11/1/2033	30 years
Total fixed rate mortgage debt		701,554

Unsecured term loan facility	SOFR plus 1.50%	175,000	12/31/2026	Interest only
Unsecured term loan facility	SOFR plus 1.50%	95,000	3/8/2029	Interest only
Unsecured revolving credit facility	SOFR plus 1.30%	—	3/8/2029	Interest only
Senior unsecured notes:
Series B	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	175,000	3/22/2033	Interest only
Series G	3.61%	100,000	3/17/2032	Interest only
Series H	3.73%	75,000	3/17/2035	Interest only
Series I	7.20%	155,000	6/17/2029	Interest only
Series J	7.32%	45,000	6/17/2031	Interest only
Series K	7.41%	25,000	6/17/2034	Interest only
Total / weighted average debt	4.34%	2,071,554
Deferred financing costs, net		(8,453)
Debt discount		(5,598)
Total		$2,057,503

Third Quarter 2025
Debt Maturities and Ground Lease Commitments
(unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2025	$—	$944	$944	0.1%	N/A
2026	225,000	3,957	228,957	11.1%	4.06%
2027	155,000	4,276	159,276	7.7%	4.13%
2028	146,091	3,555	149,646	7.2%	4.06%
2029	321,600	3,890	325,490	15.7%	5.72%
2030	508,600	4,511	513,111	24.8%	3.67%
2031	45,000	3,283	48,283	2.3%	7.32%
2032	100,000	3,591	103,591	5.0%	3.61%
2033	439,007	3,249	442,256	21.3%	4.20%
2034	25,000	—	25,000	1.2%	7.41%
2035	75,000	—	75,000	3.6%	3.73%
Total debt	$2,040,298	$31,256	2,071,554	100.0%	4.34%
Deferred financing costs, net			(8,453)
Debt discount			(5,598)
Total			$2,057,503

Ground Lease Commitments (2)
Year	1350 Broadway (3)	1400 Broadway (4)	111 West 33rd Street (5)	Total
2025	$27	$169	$184	$380
2026	93	675	735	1,503
2027	72	675	735	1,482
2028	72	675	735	1,482
2029	72	675	735	1,482
Thereafter	1,482	22,950	34,851	59,283
	$1,818	$25,819	$37,975	$65,612
Notes:
(1) Assumes extension options are exercised for the 2029 maturities of the term loan, revolving credit facility and Metro Center mortgage.
(2) There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(3) Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 25 years.
(4) Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 38 years.
(5) Expires June 10, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 52 years.